                                 Exhibit 23.1 Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this registration statement on Form S-4 of our reports dated as shown below, relating to the respective financial statements which appear in such prospectus.

Company                                                         Opinion Date
-------                                                      ------------------
Centerprise Advisors, Inc................................... September 24, 1999
Reznick Fedder & Silverman, P.C.............................   January 29, 1999
Robert F. Driver Co., Inc................................... September 17, 1999
Mann Frankfort Stein & Lipp, P.C............................      June 17, 1999
Follmer, Rudzewicz & Company, P.C...........................      July 20, 1999
Berry, Dunn, McNeil & Parker, Chartered.....................    August 26, 1999
Urbach Kahn & Werlin PC..................................... September 24, 1999
Self Funded Benefits, Inc. d/b/a Insurance Design
 Administrators.............................................  February 5, 1999
Grace & Company, P.C........................................ February 12, 1999
The Reppond Companies.......................................  January 29, 1999
Simione, Scillia, Larrow & Dowling LLC......................  January 29, 1999

   We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

September 24, 1999